UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On September 21, 2022, ICF International, Inc. (the “Company”), announced that Mr. Donald J. Terreri, Vice President, Principal Accounting Officer (“PAO”) and Corporate Controller, is resigning, effective October 14, 2022.

On October 5, 2022, the Board of Directors of the Company designated the Company’s Senior Vice President and Chief Financial Officer, Barry Broadus, as the Interim Principal Accounting Officer of the Company, effective October 14, 2022 (the “Appointment Date”), to serve in that function until a permanent replacement is named.

The Company has not entered into, adopted or commenced any new, or amended any existing compensating plans or arrangements or employment agreements with Mr. Broadus in connection with this designation. There are no arrangements or understandings between Mr. Broadus and other persons pursuant to which he was designated as the Interim PAO of the Company. There are no family relationships between Mr. Broadus and any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer that are required to be reported under Item 401(d) of Regulation S-K or would be reportable under Item 404(a) of Regulation S-K.

Information called for in Items 5.02(c)(3) and 5.02(d)(4) of Form 8-K in respect of a new non-interim PAO has not been determined and is unavailable as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: October 6, 2022	By:	/s/ James E. Daniel
James E. Daniel Executive Vice President and General Counsel